EXHIBIT 99.1


Contacts: For U.S. media - Dan McCarthy, 610-774-5758
          For financial analysts - Tim Paukovits, 610-774-4124
          PPL Corporation
          Two North Ninth St.
          Allentown, PA 18101
          Fax 610-774-5281

              PPL FORECASTS 9% INCREASE IN CORE EARNINGS FOR 2003;
               BECOMES SOLE OWNER OF U.K. ELECTRICITY DISTRIBUTOR;
                    ANNOUNCES PLANS FOR COMMON STOCK OFFERING

      ALLENTOWN, Pa. (Sept. 6, 2002) - PPL Corporation (NYSE: PPL) today said that it expects 2003 earnings per share from core operations to increase by about 9 percent over 2002 levels, partly as the result of PPL's assumption of sole ownership of an electricity distribution company that serves 2.5 million customers in the United Kingdom. PPL is reaffirming its 2002 forecast of earnings from core operations of $3.30 to $3.50 per share.

      "PPL is forecasting 2003 earnings from core operations of between $3.60 and $3.80 per share, primarily from the continued excellent performance of our operating units and our ongoing cost-reduction efforts," said William F. Hecht, PPL's chairman, president and chief executive officer. "Over the longer term, we are forecasting a 5 to 8 percent compound annual growth in core earnings per share, using the midpoint of our existing 2002 forecast of earnings from core operations as the starting point."

      The 2003 earnings forecast reflects a favorable impact of $0.15 per share that results from PPL's acquisition, for $235 million in cash, of Mirant's (NYSE: MIR) 49 percent equity interest in Western Power Distribution (WPD), which serves customers in Southwest England and Southern Wales. PPL previously held a 51 percent interest in WPD. No regulatory approvals were required for this transaction.

      "This acquisition is consistent with PPL's strategy of operating high-quality electricity delivery systems worldwide," said Hecht.

      "We are pleased to have full operational control of a business that we know very well and that has been one of the United Kingdom's most successful electricity distribution companies," Hecht added. "We look forward to continuing our work with the excellent management team that will remain in place at WPD."

      PPL also has announced plans today to issue $500 million of common stock under an existing shelf registration with the Securities and Exchange Commission. This is an increase from the previously announced $200 million common stock offering and concurrent issuance of equity-linked securities. The increased amount is the result of the acquisition in the U.K. and PPL's decision to issue additional common stock instead of the equity-linked securities.

      Hecht said the larger common stock offering, combined with a $300 million reduction in PPL's planned capital expenditures over the next five years, serves to improve PPL's equity ratios and to strengthen the company's credit profile. PPL also expects to receive about $42 million of after-tax cash flow from WPD in 2003.

      Standard & Poor's, Moody's and Fitch have informed PPL that all of the current debt ratings for the PPL family of companies will be maintained in light of the acquisition.

      Independent of PPL's acquisition in the U.K., Standard & Poor's has placed PPL Capital Funding, PPL Energy Supply and PPL Montana on negative outlook due to general concerns about weakening energy markets and the possible longer-term impact on those companies.

      The acquisition of Mirant's interest in WPD will result in the consolidation of WPD into PPL's financial statements, including the addition of an estimated $3.6 billion of assets and $2.1 billion of WPD's debt on PPL's balance sheet. However, the non-recourse nature to PPL of WPD's debt will not change.

      "We evaluate domestic and international opportunities to either buy or sell assets as they arise," said Hecht. "While our international operations represent a relatively modest part of our portfolio, they are, with the exception of Brazil, contributing positively to earnings from core operations.

      "We have made real progress since the mid-1990s in terms of operational performance, cost control and customer satisfaction at the electricity distribution companies we own in the United Kingdom and Latin America," Hecht said.

      WPD has about 2,500 employees and serves about 2.5 million customers in the U.K. The 4,600-square-mile operating territory of WPD (South Wales) is strategically located directly across the narrow Bristol Channel from the 5,600-square-mile operating territory of WPD (South West) in England.

      "Together, the WPD, PPL and Mirant management team, along with the strong performance of WPD's employees, has brought efficiency and customer focus to the management and operations of WPD in England and in Wales," said Hecht. "These efforts will be continued under PPL's full ownership of WPD."

      WPD has earned the coveted Charter Mark, the British government's highest seal of approval for excellence in customer service, four times since 1997. WPD's service territory is one of the most rural areas of the U.K., but WPD has the lowest level of customer complaints in the U.K. WPD has made a 52 percent improvement in outage minutes lost per customer since 1995. It also has the U.K.'s highest percentage of customers restored to service within one hour.

      PPL Corporation, headquartered in Allentown, Pa., controls nearly 11,500 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity to customers in Pennsylvania, the United Kingdom and Latin America.

      PPL INVITES INTERESTED PARTIES TO LISTEN TO THE LIVE INTERNET WEBCAST OF MANAGEMENT'S TELECONFERENCE ON THIS TOPIC WITH FINANCIAL ANALYSTS AT 11 A.M.
(EDT) ON FRIDAY, SEPT. 6. THE TELECONFERENCE IS AVAILABLE ONLINE LIVE, IN AUDIO FORMAT, ON PPL'S INTERNET WEB SITE: WWW.PPLWEB.COM. THE WEBCAST WILL BE AVAILABLE FOR REPLAY ON THE PPL WEB SITE FOR 30 DAYS. INTERESTED INDIVIDUALS ALSO CAN ACCESS THE LIVE CONFERENCE CALL VIA TELEPHONE AT 719-867-0680.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

A security rating is not a recommendation to buy, sell or hold securities, may be subject to revision or withdrawal at any time by the assigning rating organization and should be evaluated independently of any other rating.

Certain statements contained in this news release, including statements with respect to future earnings, costs, subsidiary performance, securities offerings and corporate strategy, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental permits and approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

                                           # # #